U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 05, 2008

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	000-33127	98-0339467
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24700 Capital Blvd, Clinton Township, MI	48036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (586) 783-4598

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Cornell Capital filed an action against the Company in the Superior Court of New Jersey, Hudson County, Chancery Division, General Equity Part. In response to this filing, the Company (a) removed the action to the United States District Court, District of New Jersey; (b) answered the complaint denying its material allegations of liability and (c) interposed a counterclaim for damages against Cornell.  The action was later remanded to the Superior Court of New Jersey.

The Company and Cornell settled the action pursuant to a confidential agreement, without either party admitting liability or wrongdoing.  Under the terms of the agreement: (i) the Company will pay Cornell the sum of $30,000; (ii) Cornell will retain any shares of Company common stock currently in its possession; and (iii) the Company will issue a Convertible Debenture in the aggregate amount of $130,000.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Marc Walther

Marc Walther
President and Chief Executive Officer

Date: May 09, 2008